UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 31, 2001

BIOMET, INC.
(Exact name of registrant as specified in its charter)

Indiana
(State or other jurisdiction of incorporation or organization)

0-12515                                    35-1418342
(SEC File number)                          (I.R.S. Employer Identification No.)

Airport Industrial Park, P.O. Box 587, Warsaw, Indiana 46581-0587 (Address of principal executive offices)

(219) 267-6639
(Registrant's telephone number, including area code)

ITEM 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

   a) In June 2001, PricewaterhouseCoopers LLP ("PwC") advised Biomet, Inc. (the "Company") that it was closing its office in South Bend, Indiana, which office had served the Company since 1980.

   b) On October 29, 2001, the Board of Directors of the Company, on the recommendation of the Audit Committee, approved Ernst & Young LLP as the Company's independent certifying accountants for the year ended May 31, 2002.

   c)   PwC was notified of their dismissal on October 29, 2001.   PwC's
        dismissal was approved by the Board of Directors of the Company on October 29, 2001.

   d) The reports of PwC on the Company's financial statements for the years ended May 31, 2001 and 2000, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

   e) In connection with the audits of the Company's financial statements for the two most recent years and through October 29, 2001, there have been no disagreements with PwC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of PwC, would have caused them to make reference thereto in their reports on the financial statements for such years.

   f) The Company has requested PwC to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it
        agrees with the	above statements.  A copy of the letter is attached as
        Exhibit 16.1 to this report on Form 8-K.


ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

        (c)     Exhibits

                Exhibits No.              Exhibit
                ------------              -------
                16.1                      Letter regarding change in certifying
                                          accountant of the registrant from
                                          PricewaterhouseCoopers LLP dated
                                          October 31, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                BIOMET, INC.


DATE:  10/31/2001                            BY:/s/  GREGORY D. HARTMAN
                                                Gregory D. Hartman
                                                Vice President - Finance
                                                (Principal Financial Officer)